UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2025

SCYNEXIS, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36365	56-2181648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Evertrust Plaza 13th Floor
Jersey City, New Jersey		07302-6548
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 201 884-5485

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SCYX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Binding Memorandum of Understanding for Amendment to Exclusive License Agreement with GSK

On October 14, 2025, SCYNEXIS, Inc. (“SCYNEXIS”) and GlaxoSmithKline Intellectual Property (No. 3) Limited (“GSK”) entered into a binding memorandum of understanding (the “Binding 2025 MOU”) for amendment to the exclusive license agreement between SCYNEXIS and GSK, dated March 30, 2023, as amended by a binding memorandum of understanding on December 26, 2023 (the “Binding 2023 MOU”) (the exclusive license agreement and Binding 2023 MOU, together with the associated Transitional Manufacturing and Supply Agreement, the “Exclusive License Agreement”). Pursuant to the terms of the Exclusive License Agreement, SCYNEXIS granted GSK an exclusive (even as to SCYNEXIS and its affiliates), royalty-bearing, sublicensable license for the development, manufacture, and commercialization of ibrexafungerp, including the approved product BREXAFEMME®, for all indications, in all countries other than Greater China and certain other countries already licensed to third parties. The terms of the Exclusive License Agreement are further described in SCYNEXIS’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 30, 2023 and January 2, 2024.

As previously disclosed, there was a disagreement between SCYNEXIS and GSK regarding the Phase 3 MARIO study of ibrexafungerp for the treatment of invasive candidiasis (the “MARIO Study”). The parties have now resolved the disagreement as detailed in the Binding 2025 MOU, pursuant to which SCYNEXIS has agreed to promptly wind-down and terminate the MARIO Study and will receive a $22 million payment from GSK. SCYNEXIS will not receive any additional milestone payments from GSK specifically associated with the MARIO Study but will receive an additional $2.3 million payment from GSK in connection with the wind-down and termination activities.

GSK has reiterated its commitment to continued collaboration with SCYNEXIS regarding other aspects of the Exclusive License Agreement, including with respect to the commercialization of BREXAFEMME® (ibrexafungerp tablets) for the vulvovaginal candidiasis (VVC) and refractory vulvovaginal candidiasis (rVVC) indications. SCYNEXIS continues to progress the transfer of the BREXAFEMME NDA to GSK by the end of 2025. GSK anticipates being able to initiate regulatory interactions with the U.S. Food and Drug Administration (FDA) in 2026 to discuss the relaunch of BREXAFEMME for VVC and rVVC in the U.S. market.

Except as described above with respect to the MARIO Study, the Binding 2025 MOU does not alter the potential milestones and royalties payable to SCYNEXIS under the Exclusive License Agreement, including with regard to sales of BREXAFEMME for VVC and rVVC.

The foregoing is only a summary of the material terms of the Binding 2025 MOU and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Binding 2025 MOU, a copy of which SCYNEXIS intends to file with its Annual Report on Form 10-K for the year ending December 31, 2025, requesting confidential treatment for certain portions thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

Date:	October 15, 2025	By:	/s/ David Angulo
		Name: Its:	David Angulo, M.D. Chief Executive Officer